CONSENT OF INDEPENDENT AUDITORS



We hereby  consent to the  incorporation  by  reference  in
Post-Effective   Amendment  No.  11  to  the   Registration
Statement of Franklin  Templeton Fund  Allocator  Series on
Form  N-1A,  File  No.  333-13601,   of  our  report  dated
September  4, 2003,  relating to the  financial  statements
and  financial   highlights  of  Franklin   Templeton  Fund
Allocator  Series,  which  appear  in  the  July  31,  2003
Annual   Report   to    shareholders,    which   are   also
incorporated  by reference in the  Registration  Statement.
We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Francisco, California
September 26, 2003